                                                                     EXHIBIT 4.2

                               AMENDMENT NO.  1
                         DATED AS OF JANUARY 16, 2001
                                      TO
                      PURCHASE AND CONTRIBUTION AGREEMENT
                           DATED AS OF JUNE 30, 1999


          This AMENDMENT NO. 1 (this "Amendment") dated as of January 16, 2001 is entered into among IMPERIAL SECURITIZATION CORPORATION (the "Seller"), IMPERIAL DISTRIBUTING, INC. ("IDI"), as Servicer, DIAMOND CRYSTAL BRANDS, INC. ("Diamond Crystal Brands"), DIAMOND CRYSTAL SPECIALTY FOODS, INC. ("Diamond Crystal Speciality"), GREAT LAKES SUGAR COMPANY ("Great Lakes"), HOLLY SUGAR CORPORATION ("Holly"), IMPERIAL-SAVANNAH, L.P. ("I-S"), KING PACKAGING CO., INC., ("King"), MICHIGAN SUGAR COMPANY ("Michigan") and WHOLESOME SWEETENERS FOODS, LLC ("Wholesome") (formerly known as WHOLESOME FOODS, LLC) (Diamond Crystal Brands, Diamond Crystal Speciality, Great Lakes, Holly, I-S, King, Michigan and Wholesome, are herein collectively referred to as the "Originators" and individually as an "Originator").


                                        RECITALS

          WHEREAS, the parties hereto have entered into a certain Purchase and Contribution Agreement dated as of June 30, 1999, as amended (the "Agreement");

          WHEREAS, the parties hereto wish to make certain changes to the Agreement as herein provided;

          NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

          I. SECTION Definitions. All capitalized terms not otherwise defined herein are used as defined in the Agreement.

          II. SECTION Amendments to Agreement. The Agreement is hereby amended as follows:

          2.1 Section 4.2 of the Agreement is hereby amended in its entirety as follows:

          "4.2. Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables (and Related Rights) generated by such Originator, shall be deemed to have certified that the representations and warranties contained in Article V (as modified to reflect the filing of the Case and the entry of the Order by the Bankruptcy Court) are true and correct on and as of such day, with the same effect as though made on and as of such day (except to the extent relating to an earlier date)."

          2.2 Paragraph (a) of Section 8.1 of the Agreement is hereby amended in its entirety as follows:
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          "; or (a)    A Termination Event (as defined in the Receivables
Purchase Agreement) shall have occurred and, in the case of a Termination Event (other than one described in subsection (g), (i), (k), (o), (p), (q), (r), (s),
(t), (u), or (v) of Exhibit V of the Receivables Purchase Agreement), the Agent, shall have declared the Facility Termination Date to have occurred; or"

          2.3 Paragraph (f) of Section 8.1 of the Agreement is hereby amended in its entirety as follows:

          "; or (f)    Other than with respect to the Case, the Servicer, any
Originator or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding (other than the Case) shall be instituted by or against the Servicer, any Originator or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Servicer, any Originator or any of its subsidiaries shall take any corporate action (other than the corporate action taking with respect to the Case) to authorize any of the actions set forth above in this paragraph
(f);"

          III. SECTION   Miscellaneous.

          A. Effectiveness. This Amendment shall become effective on the date when the following condition shall have been satisfied:

          The Agent shall have received (i) an original counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Agent of the execution and delivery of this Amendment by such parties, (ii) an original counterpart (or counterparts) of Amendment No. 3 to the Receivables Purchase Agreement, executed and delivered by each of the parties thereto, or other evidence satisfactory to the Agent of the execution and delivery of Amendment No. 3 to the Receivables Purchase Agreement by such parties, (iii) a written statement by S&P and Moody's that this Amendment will not result in a downgrade or withdrawal of the rating of the Notes, (iv) the Order being obtained from the Bankruptcy Court and (v) such other documents and instruments as the Agent may reasonably request.

          B. Representations and Warranties. Each of the Seller, each Originator and the Servicer hereby represents and warrants to the Agent and the Purchaser as follows:

          (a) Representations and Warranties. The representations and warranties contained in Article V of the Agreement (as modified to reflect the filing of the Case and the entry of the Order by the Bankruptcy Court) of such

     Originators are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

          (b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with its terms.

          (c) Termination Event. No Purchase and Sale Termination Event or Purchase and Sale Unmatured Termination Event has occurred and is continuing.

          C. References to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby.

          D. Effect on the Agreement. Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

          E. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

          F. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of laws principles thereof).

          G. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          H. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.
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          I. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                            IMPERIAL SECURITIZATION CORPORATION


                            By: /s/ KAREN L. MERCER
                               ------------------------------------
                            Name:  Karen L. Mercer
                                 ----------------------------------
                            Title: Treasurer
                                  ---------------------------------


                            IMPERIAL DISTRIBUTING, INC., as Servicer


                            By: /s/ KAREN L. MERCER
                               ------------------------------------
                            Name: Karen L. Mercer
                                 ----------------------------------
                            Title: Treasurer
                                  ---------------------------------

                            ORIGINATORS:

                            DIAMOND CRYSTAL BRANDS, INC.


                            By: /s/ KAREN L. MERCER
                               ------------------------------------
                            Name: Karen L. Mercer
                                 ----------------------------------
                            Title: Treasurer
                                  ---------------------------------


                            DIAMOND CRYSTAL SPECIALITY FOODS, INC.


                            By: /s/ KAREN L. MERCER
                               ------------------------------------
                            Name: Karen L. Mercer
                                 ----------------------------------
                            Title: Treasurer
                                  ---------------------------------

                            GREAT LAKES SUGAR COMPANY.

                            By: /s/ KAREN L. MERCER
                               ------------------------------------
                            Name: Karen L. Mercer
                                 ----------------------------------
                            Title: Treasurer
                                  ---------------------------------

                            HOLLY SUGAR CORPORATION


                            By: /s/ KAREN L. MERCER
                               ------------------------------------
                            Name: Karen L. Mercer
                                 ----------------------------------
                            Title: Treasurer
                                  ---------------------------------

                            IMPERIAL-SAVANNAH, L.P.


                            By: /s/ KAREN L. MERCER
                               ------------------------------------
                            Name: Karen L. Mercer
                                 ----------------------------------
                            Title: Treasurer
                                  ---------------------------------

                            KING PACKAGING CO., INC.


                            By: /s/ KAREN L. MERCER
                               ------------------------------------
                            Name: Karen L. Mercer
                                 ----------------------------------
                            Title: Treasurer
                                  ---------------------------------
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                            MICHIGAN SUGAR COMPANY


                            By: /s/ KAREN L. MERCER
                               ------------------------------------
                            Name: Karen L. Mercer
                                 ----------------------------------
                            Title: Treasurer
                                  ---------------------------------

                            WHOLESOME SWEETENERS, LLC


                            By: /s/ KAREN L. MERCER
                               ------------------------------------
                            Name: Karen L. Mercer
                                 ----------------------------------
                            Title: Treasurer
                                  ---------------------------------